Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Blue Holdings, Inc.

We hereby consent to the inclusion in the Registration Statements on Form S-8 (File No. 333-127723) and Form S-3 (File No. 333-128288) of Blue Holdings, Inc. of our report dated March 27, 2007, relating to the consolidated financial statements of Blue Holdings, Inc. as of December 31, 2006 and 2005 and for the years then ending.

/s/ Weinberg & Company, P.A.

Los Angeles, CA
March 30, 2007